Exhibit 99.2
TRANSACTIONS IN UNITS DURING THE PAST SIXTY DAYS
BY THE REPORTING PERSONS
     The following table sets forth all transactions with respect to Units effected in the past sixty (60) days by any of the Reporting Persons inclusive of any transaction effected as of 5:30 p.m. Eastern Standard Time, on October 17, 2007.

Identity of Person	Transaction Dates	Units Acquired	Price Per Unit	Transaction Type

Trust Venture Company, LLC	8/21/2007	4,200	$8.97	Open Market

Trust Venture Company, LLC	8/22/2007	5,400	$8.96	Open Market

Trust Venture Company, LLC	8/23/2007	4,350	$9.00	Open Market

Trust Venture Company, LLC	8/24/2007	4,800	$9.02	Open Market

Trust Venture Company, LLC	8/27/2007	3,900	$9.03	Open Market

Trust Venture Company, LLC	8/28/2007	55,000	$9.00	Open Market

Trust Venture Company, LLC	8/29/2007	2,600	$9.00	Open Market

Trust Venture Company, LLC	8/30/2007	200	$9.00	Open Market

Trust Venture Company, LLC	8/31/2007	2,135	$9.02	Open Market

Trust Venture Company, LLC	9/04/2007	1,000	$9.05	Open Market

Trust Venture Company, LLC	9/05/2007	15,900	$9.05	Open Market

Trust Venture Company, LLC	9/06/2007	2,500	$9.00	Open Market

Trust Venture Company, LLC	9/07/2007	2,416	$9.02	Open Market

Trust Venture Company, LLC	9/10/2007	6,800	$9.07	Open Market

Trust Venture Company, LLC	9/11/2007	2,500	$9.06	Open Market

Trust Venture Company, LLC	9/12/2007	1,000	$9.10	Open Market

Trust Venture Company, LLC	9/13/2007	3,700	$9.10	Open Market

Trust Venture Company, LLC	9/14/2007	10,700	$9.06	Open Market

Trust Venture Company, LLC	9/17/2007	1,200	$9.09	Open Market

Trust Venture Company, LLC	9/18/2007	1,500	$9.10	Open Market

Trust Venture Company, LLC	9/19/2007	4,100	$9.10	Open Market

Trust Venture Company, LLC	9/21/2007	100	$9.10	Open Market

Trust Venture Company, LLC	9/24/2007	2,700	$9.20	Open Market

Trust Venture Company, LLC	9/25/2007	1,400	$9.37	Open Market

Trust Venture Company, LLC	9/27/2007	26,000	$9.53	Open Market

Trust Venture Company, LLC	9/28/2007	19,136	$9.88	Open Market

Trust Venture Company, LLC	10/01/2007	3,000	$10.00	Open Market

Trust Venture Company, LLC	10/02/2007	2,050	$10.24	Open Market

Trust Venture Company, LLC	10/03/2007	175,000	$11.14	Open Market

Trust Venture Company, LLC	10/04/2007	500,000	$11.00	Open Market

Trust Venture Company, LLC	10/05/2007	2,500	$11.00	Open Market

Trust Venture Company, LLC	10/08/2007	4,000	$10.94	Open Market

Trust Venture Company, LLC	10/09/2007	6,500	$10.97	Open Market

Trust Venture Company, LLC	10/10/2007	5,941	$11.03	Open Market

Trust Venture Company, LLC	10/11/2007	301,200	$11.25	Open Market

Trust Venture Company, LLC	10/16/2007	863,400	$11.25	Open Market

Trust Venture Company, LLC	10/17/2007	300,000	$11.25	Open Market